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                         AMENDED AND RESTATED
                          SERVICING AGREEMENT

                  This Amended and Restated Servicing Agreement is hereby made effective as of the 5th day of December 1994 by and between World Omni Financial Corp. ("WOFC") and National
Auto Finance Company L.P. (the "Company").

                               RECITALS

                  The Company is engaged in the business of providing financing for purchasers and lessees of motor vehicles by either purchasing Obligations (as hereinafter defined) arising from the retail sale or lease of motor vehicles from various motor vehicle dealers or by providing financing for such retail sale or lease directly to the purchaser or lessee (collectively, the "Obligations"). The Company intends to either hold these Obligations for its own account or fund the purchase of these Obligations through third party investors. Unless WOFC and the Company agree in writing to the contrary, in the event third party investors purchase or obtain security interests in the Obligations, WOFC's responsibilities hereunder shall be to the Company to subservice the Obligations.

                  WOFC is engaged in the business of, among other things, servicing loans, leases and accounts and the Company desires to retain WOFC to provide certain accounting and collection services and WOFC agrees to provide such services in accordance with the terms of this Agreement.

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                  The Servicing Agreement which this Amended and
Restated Servicing Agreement amends and restates was made as of July 25, 1994 by and between WOFC and National Auto Finance Corporation. This Servicing Agreement was amended as of September 10, 1994. On September 10, 1994 National Auto Finance Corporation transferred to National Auto Finance Company L.P., with the consent of WOFC, all of its rights and obligations under the Servicing Agreement by means of a Novation and Consent Agreement.

                               ARTICLE I

                              Definitions

                  1. Account or Accounts. A retail installment contract, closed end lease agreement, security agreement, conditional sales contract, chattel paper, chattel mortgage and related promissory note, or any other obligation, evidencing a Borrower's obligation arising from the bona fide sale or lease of a motor vehicle by a dealer to a Borrower, including but not limited to all Lease Accounts and Retail Accounts.


                  2. Borrower. The purchaser or lessee of a motor vehicle through an Account.

                  3. Business Day.  A day other than a Saturday,
Sunday, or a day on which the executive offices of WOFC are closed pursuant to its published annual schedule which shall be provided to Company pursuant to Company's request.


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                  4. Collateral.  A motor vehicle or other personal
property which is leased pursuant to an Account or which is pledged to, or in which a security interest is granted to secure an Account.

                  5. Collection Assignment. An Account which is assigned to the collection department of WOFC in order to attempt to contact the Borrower regarding the delinquency or insurance requirements of the Account.

                  6. Company Account. The NAFCO Master Trust
Certificate Account into which are deposited amounts received by WOFC on behalf of the Company which may include deduction of certain amounts due WOFC pursuant to Article II, paragraph 5 of this Agreement. The wiring address for such account is Bankers Trust ABA 021001033 Corporate Trust and Agency Group Certificate Account #01419647 Attention: Steve Husbands; NAFCO Master Trust Certificate Account.

                  7. Defaulted Account. An Account which is delinquent in the amount of at least three regular installment payments or which is in default of the contractual requirement to provide insurance to cover the Collateral and the Company has requested that the Account be returned.

                  8. Delinquent Account Review. A report in either electronic or hard copy form, at the option of WOFC, in the form attached hereto as Exhibit "A", which shall describe

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Accounts which are delinquent for a period of time agreed upon in writing by WOFC and Company.

                  9.  Lease Account(s).  A closed end lease
agreement, or any other obligation, evidencing a Borrower's obligation arising from the bona fide lease of a motor vehicle by a dealer to a Borrower.

                  10. Loan File. With respect to any Account, the file

delivered to WOFC by the Company, which file shall contain the data entry worksheet in a form substantially similar to Exhibit "B" attached hereto, the Borrower application, the retail installment sales contract, closed end lease agreement, promissory note and/or security agreement which are related to the Account, and such other information as the Company shall supply.

                  11. Retail Account(s). A retail installment contract, security agreement, conditional sales contract, chattel paper, chattel mortgage and related promissory note, or any other obligation, evidencing a Borrower's obligation arising from the bona fide sale of a motor vehicle by a dealer to a Borrower.

                  12. Returned Account. An Account which has been returned to the Company by WOFC pursuant to the provisions of
Article II of this Agreement.

                  13. Servicing Account. A separate interest bearing bank account, if available, established by WOFC into

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which are deposited the amount of payments, including late charges and extension fees, if any, made on the Accounts. Such interest, if any, shall be for the benefit of the Company.

                  14. Servicing Fee. A monthly fee payable to WOFC in accordance with Article V of this Agreement.

                  15. Title or Certificate of Title. The actual motor vehicle title in question or the application thereof or pending issuance of the actual title; alternatively, in those certain states whose law requires or contemplates that the original of the actual motor vehicle title be possessed by the Borrower, then, in lieu of the actual title, "Title" or "Certificate of Title" shall mean such duplicate titles, certificates or other documents as are permitted, required and/or contemplated to be possessed by the secured party under such state's laws and/or procedures or applications therefor pending issuance of the appropriate document.

                              ARTICLE II

                      General Obligations of WOFC

                  1. Standard of Care. WOFC agrees to manage, service and make collections on the Accounts for and on behalf of the Company to the extent provided in the Agreement and to otherwise perform and carry out the duties, responsibilities and obligations that are to be performed and carried out by WOFC under this Agreement. WOFC shall service

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the Accounts in a manner consistent with the servicing standards and procedures generally accepted in the financial services industry for similar accounts and as otherwise expressly provided by this Agreement.

                  2. Servicing Duties. WOFC shall provide the following services with respect to the Accounts.

                           a. Upon the receipt of a completed Loan File
from the Company, WOFC shall cause to be maintained for each Account automated information including, but not limited to, (i) name and address of the Borrower, (ii) principal balance plus earned interest or the balance of monthly payments due, as well as any other accrued charges of the Account, (iii) the loan number, (iv) a description of the Collateral, (v) the monthly payment, (vi) the residual value of the motor vehicle for Loan Files involving closed end lease agreements, (vii) the current payment status of the Account, (viii) each Account with respect to which WOFC has not received a Certificate of Title for the Collateral Financed thereby in the name of or with a first lien in favor of Company, and (ix) proof of insurance as to Lease Accounts only, and (x) such other information concerning such Accounts as Company may reasonably request and which is available to WOFC at no additional cost or expense.

                           b. After the receipt of the Loan File, WOFC
shall mail to each Borrower a monthly billing statement in

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the forms attached to this Agreement as Exhibit C and Exhibit D for any Account involving the sale or lease of a motor vehicle to the Borrower.

                           c. WOFC shall maintain records for each
Account, which records shall include the original principal balance, the amount of each payment applied to the Account, the date of each payment, the interest or lease rate, and the current outstanding principal balance. WOFC's obligation to perform its servicing duties and maintain accurate records hereunder is limited to the accuracy and availability of the information WOFC receives from time to time from the Company.

                           d. WOFC shall provide to the Company on or
before the 10th day of each month detailed reports by investor number including, but not limited to, the legal status of each Account, the accounting status of each Account, and the delinquency status of each Account. WOFC shall provide to the Company on or before the 10th day of each month summary level reports of the above information by investor and total Company portfolios. Said reports shall be presumed correct and accurate unless the Company delivers to WOFC by registered or certified mail, written objection thereto specifying the error contained in the reports. In such event, the Company's sole and exclusive remedy and WOFC's only liability shall be to make appropriate adjustments in the report to make it effective as of the date

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the report is rerun, to the extent possible. For those Accounts which are transferred to WOFC, WOFC shall provide the above reports to Company beginning on the 10th day of the month following the month such Accounts are completely converted and entered into WOFC's computer system. The Company agrees and understands that until the conversion and transfer of all Accounts to WOFC is complete, which conversion period shall not exceed a reasonable number of days mutually agreed to by WOFC and Company, WOFC will make best efforts to provide the above referenced detailed reports. However, WOFC does not guarantee the accuracy of such reports until the conversion of all such Accounts is complete. Company agrees to pay WOFC all costs and expenses, including but not limited to, additional fees for accounting and technical support, incurred by WOFC for the conversion of such Accounts.

                           e. WOFC shall deposit the total of all
amounts received in connection with the Accounts into the Company
Account within two Business Days of receipt. WOFC shall use reasonable efforts to deposit such amounts within one Business Day.

                           f. WOFC shall report to the appropriate
credit bureaus the historical payment and default activity on each Account.

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                  3. Collection of Delinquent Accounts.  WOFC shall
use its standard collection practices for similar accounts to collect past due payments, including but not limited to, automated collections and live collector interfaces as necessary. WOFC may in its sole discretion waive late charges, arrange deferred payment plans, grant extensions, or make other arrangements for payment of past due accounts, except that, unless otherwise directed in writing by the Company, WOFC shall be permitted to extend the payment obligations of a Borrower only two times during the life of such Borrower's obligations to the Company. WOFC will attempt to have telephone communication with the Borrower once the Account is 5 days delinquent, or such other longer period as Company may instruct WOFC in writing. WOFC shall make available to the Company, on a weekly basis a Delinquent Account Review on all defaulted Accounts and Accounts which in WOFC's good faith judgment, are at high risk of becoming defaulted Accounts.

                  4. Returned Accounts.

                           a. By the 15th Business Day of each month,

or within three business days of Company's request, WOFC will send to the Company the Loan File for each Account:

                           i. for which WOFC has determined, in its
good faith judgment, that all funds that are recoverable (including recovery from liquidation of the Collateral) have

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been collected without instituting suit and/or obtaining
legal counsel; or

                                ii. for which insurance proceeds
representing the payment of a claim for the total destruction of the Collateral have been applied; or

                               iii. which is in Default and for
which WOFC is unable to locate the Collateral;

                           b. WOFC may also return to the Company at any
time an Account which WOFC believes, in its good faith judgment, the collection of which may subject WOFC or the Company to liability.

                           c. Except for Accounts which become Returned
Accounts pursuant to this Article II, Section Four, no other Account shall be returned to the Company prior to its payment in full or its classification as a Returned Account during the term of this Agreement without the mutual consent of the Company and WOFC.

                  5. Repossession of Collateral. Upon the Company's request, WOFC shall be responsible for repossessing and disposing of Collateral at any time an Account is a Defaulted Account. WOFC may engage subcontractors to provide services for such repossession and disposition of Collateral. The Company agrees to pay all reasonable expenses related to the repossession, including but not limited to, a fee of $300.00 per repossession, and agrees that WOFC may deduct

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such expenses from the amount received by WOFC upon disposition of the
Collateral, with the balance to be paid to the Company's Account. At Company's option, upon providing 30 days written notice to WOFC, Company may elect to repossess the Collateral of any Account, in which case, the $300 fee per repossession shall not apply.

                  6. Insurance. WOFC shall monitor each Lease Account for insurance coverage. The expiration dates of insurance policies shall be tracked and reminder notices sent to the Borrowers whose insurance policies have expired. Default letters shall be sent to Borrowers who fail to provide insurance coverage. WOFC shall notify the Company on a monthly basis of Lease Accounts where the Borrower fails to provide the required insurance. Under no circumstances shall WOFC have the responsibility to keep in force a blanket policy which provides insurance coverage.

                  7. Titles. WOFC will establish a procedure to determine whether Titles are received for each Account. WOFC shall advise the Company of any Account for which a Title is not received within 60 days of WOFC's receipt of the Loan File. WOFC shall diligently attempt to obtain these Titles. WOFC shall have no obligation to determine whether Titles are received in those states which permit the Borrower, rather than the lienholder, to have possession of the Title. However, WOFC is not ultimately responsible for obtaining the

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Title or ensuring that the information on the Title is accurate.

                  8. Reporting Requirements. WOFC will provide to the Company such monthly reports and information as Company may reasonably request and that WOFC may reasonably provide. At the request of the Company WOFC will provide a copy of any report which WOFC receives from any outside service vendor for which WOFC is not required to pay a fee.

                  9. Insurance Claims. WOFC shall cooperate with the Company in filing all insurance claims pursuant to blanket casualty insurance and gap indemnity insurance provided by the Company applicable to the Accounts or the Collateral, regardless of investor status. The Company shall provide all forms and information not included in the respective Loan File required to file each such claim. Except for filing the claim, WOFC shall have no liability in the event a claim is denied or not paid in full.

                  10. Bankruptcies. If WOFC receives a notice that a Borrower on an Account has filed for relief under the United States Bankruptcy Code, WOFC shall file a proof of claim and notify Company of the bankruptcy filing. In the event that activities outside the scope of routine bankruptcy filings and follow-up are necessary, the Company may, at its option, instruct WOFC to hire the services of a law firm to represent the Company in the Borrower's bankruptcy at the

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expense of Company. If WOFC must retain the services of an attorney to file a proof of claim, Company agrees to pay all reasonable attorney fees and costs, including all filing fees, relating to the filing of such proof of claim. However, if Company instructs WOFC to retain the services of a specific law firm, Company agrees to pay all attorney fees and costs, including all filing fees, relating to the filing of such proof of claim. Company's Payment of such attorneys fees and costs shall be made monthly, as invoiced by WOFC, concurrently with payment of the Servicing Fees.

                  11. No Other Obligations. WOFC shall not be liable for performing any other service other than those set forth in this Agreement. Other services which are performed by WOFC at the request of the Company shall not be included in the Servicing Fee and the expense of such additional services shall be paid separately to WOFC by the Company.

                              ARTICLE III

                  General Obligations of the Company

              The Company hereby agrees to undertake the following obligations.

                  1. Loan Files. The Company shall provide to WOFC the Loan Files when tendering an Account for servicing.

                  2. Payment of Servicing Fees and Compensation.
Company shall pay monthly by the fifteenth (15th) day of each month the Servicing Fees as well as any other expenses or

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charges due WOFC pursuant to this Agreement. Any other expenses or charges, other than Servicing Fees and other expenses or charges due WOFC pursuant to this Agreement, must be pre-approved in writing by the Company.

                  3. Goodwill. The Company hereby acknowledges that substantial goodwill exists with respect to the trade names "WOFC", "World Omni Financial Corp.", or "World Omni" in the United States and that WOFC's reputation in the financial services business is of substantial importance to the operations of WOFC. Accordingly, the Company agrees to use its best efforts to conduct its activities under this Agreement in a manner that will not detract from WOFC's goodwill and standing and will not otherwise damage the reputation of WOFC. WOFC hereby acknowledges that substantial goodwill exists with respect to the trade names National Auto Finance Corporation, National Auto Finance Company L.P. and NAFCO, and that the Company's business reputation is of substantial importance to the operations of the Company. Accordingly, WOFC agrees to use its best efforts to conduct its activities under this Agreement in a manner that shall not detract from the Company's goodwill and standing and shall not otherwise damage the reputation of the Company.

                  4. Marketing and Selling Interests in the
Accounts.  The Company acknowledges and agrees that it is not

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an agent for WOFC and is not authorized to make representations on behalf of WOFC and that WOFC shall have no liability for any actions or omissions made by the Company in its marketing and selling of interests in the Accounts or otherwise. The Company further agrees that in its obtaining leases, loans or in its marketing and selling of interests in or related to the Accounts it shall: (i) not make any misrepresentations, (ii) not make any representations on behalf of WOFC, and (iii) comply with all state and federal investment offering and other applicable laws.

                              ARTICLE IV

                Licensing Fees for Commuter Software

                  1. WOFC hereby grants Company a license to utilize its "ACE" and "Contract Entry" computer software systems for a fee described in paragraph 2 below so long as this Agreement remains effective. WOFC shall have the right to immediately cancel such license, and Company agrees to surrender such license and return any and all software, manuals, documents, etc. relating to ACE and Contract Entry in its possession to WOFC upon termination of this Agreement. WOFC also agrees to provide training to Company on these systems for a fee of $75.00 per hour. Company shall be responsible for all computer hardware expenses, including, but not limited to all installation charges and telephone line charges.

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                  2. Company agrees to pay WOFC the following fees
("Application Fees") for each credit application submitted by Company to ACE:

Number of Credit Applications Per Month         Cost Per Application
---------------------------------------         --------------------
         a)  1 through 1500                             $1.90
         b)  1501 - 4999                                 1.80
         c)  over 5000                                   1.75

Company agrees to obtain its own subscriber number from the credit bureaus, and to pay any and all fees charged by the credit bureaus, as well as all postage fees incurred in the mailing of the form letters generated by the ACE system.

                  3. If required by the below named vendor, Company agrees to obtain licenses for the following software systems which are utilized by ACE and Contract Entry:

                     (a)    Bureaulink;
                     (b)    RL Polk verifications for vehicle
                            identification numbers;
                     (c)    Vertex - verification of tax information.

                  4. The Application Fees and related fees and

expenses shall be paid monthly concurrently with payment of the Servicing Fees. Company shall deposit with WOFC the amount of $5,000.00 which amount may be drawn upon by WOFC in the event of non-payment by Company of such Application Fees and related fees and expenses, or any other Servicing Fees or

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other fees and expenses due WOFC under this Agreement which Company has failed to pay for 30 days or more.

                  5. This Article IV may be separately terminated by the Company upon thirty (30) days prior written notice to WOFC. In the event the Company terminates this Article IV, WOFC shall assist the Company with any computer system conversion. Company agrees to pay WOFC all of WOFC's reasonable costs associated with such assistance including, but not limited to, reasonable hourly rates of all WOFC personnel and all out of pocket expenses incurred by WOFC.

                               ARTICLE V

                        Servicing Compensation

                  1. WOFC shall receive as compensation for servicing the Retail Accounts a Servicing Fee each month equal to $12.30 per Retail Account being serviced by WOFC during that month.

                  2. In the event that the number of Accounts requiring Collection Assignment for any month exceed 30% of the total number of Retail Accounts being serviced as of the first of that month, WOFC shall be entitled to additional compensation of $6.00 for each Retail Account requiring Collection Assignment which exceeds the 30% floor for that month.

                  3. WOFC shall receive as compensation for servicing the Lease Accounts a Servicing Fee each month equal

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to $20.65 per Lease Account being serviced by WOFC during
that month.

                  4. In the event that the number of Accounts requiring collection activity for any month exceed 30% of the total number of Lease Accounts being serviced as of the first of that month, WOFC shall be entitled to additional compensation of $6.00 for each Lease Account requiring collection activity which exceeds the 30% floor for that month.

                  5. WOFC, or an affiliate of WOFC, shall receive as additional compensation for repossessing and disposing of collateral all reasonable expenses related to the repossession, including but not limited to, a fee of $300.00 per repossession.

                  6. Upon the mutual agreement of Company and WOFC, including but not limited to, mutual agreement between Company and WOFC regarding the amount of additional compensation which Company will pay to WOFC for legal and accounting services, WOFC agrees to provide appropriate Collateral Schedules to Company, or to a lender designated by Company, and to provide legal and accounting review as to WOFC performing services as a Master Servicer, in the event that Company desires to securitize any or all of the Accounts.

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                  7. WOFC is granted the right of set off against any
funds of the Company held in WOFC's possession or control to pay amounts owed to WOFC under any section of this Agreement.

                              ARTICLE VI

                    Representations and Warranties

            1. Representations and Warranties of WOFC. WOFC covenants, represents and warrants to Company as follows:

                           a. WOFC is a corporation duly organized,
validly existing and in good standing under the laws of the state of Florida.

                           b. WOFC has the corporate power to enter into
this Agreement and to perform its obligations under this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of WOFC, and constitute the legal, valid and enforceable actions of WOFC.

                           c. WOFC holds all material licenses,
certificates, franchises, and permits from all governmental authorities necessary for the conduct of its business and has received no notice of proceedings relating to the revocation of any such license, certificate or permit, which singly or in the aggregate, might affect the Accounts or this transaction or might materially affect the conduct of the

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business, results of operations, net worth or condition
(financial or otherwise) of Company.

                           d. There are no actions, suits or proceedings
pending or, to the knowledge of WOFC, threatened against WOFC or any of its properties or assets, at law or in equity before or by any governmental or regulatory body, administrative agency, court or arbitrator having jurisdiction over WOFC, which might have a material adverse effect on the Accounts or the business or property of WOFC or which in any way would prevent, interfere with or materially and adversely affect the ability of WOFC to perform its duties and obligations under this Agreement.

                           e. WOFC will maintain all policies of
insurance in such amounts and against such risks as is necessary and prudent for the conduct of its business, including a blanket crime insurance policy in an amount not less than ten million dollars. WOFC shall deliver to Company a certificate evidencing such coverage. Such certificate shall provide that WOFC or its broker shall provide Company thirty (30) days advance written notice of any material change to or cancellation of such coverage. Furthermore, WOFC agrees to assign to Company any monies it collects under such policies which are paid to WOFC as a result of any WOFC employee misconduct regarding Company's Accounts.

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                  2. Representations and Warranties of Company.
Company covenants, represents and warrants to WOFC as follows:

                           a. Company is a limited partnership duly
formed under the laws of the State of Delaware.

                           b. Company has all necessary power to enter
into this Agreement and to perform its obligations under this Agreement and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of Company, and constitute the legal, valid and enforceable actions of Company.

                           c. Company holds all material licenses,
certificates, franchises, and permits from all governmental authorities necessary for the conduct of its business and has received no notice of proceedings relating to the revocation of any such license, certificate or permit, which singly or in the aggregate, might affect the Accounts or this transaction or might materially affect the conduct of the business, results of operations, net worth or condition (financial or otherwise) of Company.

                           d. There are no actions, suits or proceedings
pending or threatened against the Company or, to the knowledge of the Company, any of its properties or assets, at

                                 21
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law or in equity before or by any governmental or regulatory body, administrative agency, court or arbitrator having jurisdiction over the Company, which might have a material adverse effect on the Accounts or the business or property of the Company or which in any way would prevent, interfere with or materially and adversely affect the ability of the Company to perform its duties and obligations under this Agreement.

                           e. All information provided to WOFC by the
Company regarding any Account tendered or to be tendered to WOFC for servicing is true and correct to the best of Company's knowledge.

                           f. All Accounts which are tendered by Company
to WOFC for servicing will be secured by, or involve the leasing of, a motor vehicle, will be duly and validly authorized, executed and delivered by the related Borrower and will constitute a legal, valid and binding obligation of the related Borrower.

                           g. All Accounts tendered to WOFC by Company
for servicing will comply in all respects with all applicable State and Federal laws and regulations, including but not limited to usury, credit reporting, truth-in-lending, and provisions of the laws of the state where the Account originated which pertain to the financing and leasing of motor vehicles.

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                              ARTICLE VII

                              Indemnities

                  1. Indemnities by Company. (a) The Company shall indemnify, defend and hold harmless WOFC, its parent, subsidiaries, affiliates and the directors, officers, employees, partners, agents, successors and assigns of each of such companies from and against any claim, action, loss, damage, penalty, fine, cost, expense, or other liability, including all court costs and reasonable attorneys' fees incurred in enforcing this indemnity or defending any claim or action, including any claims or causes of action brought by any person who obtains an interest in or related to the Accounts, directly or indirectly resulting from or arising out of Company's performance of its duties under this Agreement or the Company's breach of its duties, including without limitation, any misrepresentation or breached warranty under this Agreement. The right of indemnification for acts occurring during the term of this Agreement provided hereby shall survive the termination of this Agreement. Payment of any amounts owed under this indemnity provision are secured by and subject to set off and application out of the payments on deposit in the Servicing Account.

                  (b) It is hereby acknowledged that the Company acquires installment contracts, evidencing Accounts in multiple forms. It is further acknowledged that the Company

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has requested WOFC to make a distinction on its records for differences in forms relating only to the actuarial and simple interest methods of accounting for interest. The Company hereby indemnifies WOFC for any claim, action, loss, damage, penalty, fine, cost, expense or other liability sustained by WOFC as a result of honoring such request and making no further distinction between installment contract forms.

                  (c) If any legal proceeding is instituted, or if any claim or demand is made, in respect of which indemnification may be sought from Company hereunder, WOFC shall promptly cause written notice thereof to be given to Company. Company shall retain at its own expense, legal counsel of its choice (who must be reasonably satisfactory to WOFC) who shall also represent WOFC if Company accepts such indemnification request, and to defend against, negotiate, settle or otherwise deal with any such proceeding, claim or demand; provided, however, that WOFC may participate in any such proceeding with counsel of its choice and at its expense.

                  2. Indemnities by WOFC. (a) WOFC shall indemnify, defend and hold harmless the Company, its parent, subsidiaries, affiliates, directors, officers, employees, partners, agents, successors and assigns, respectively, as applicable, from and against any claim, action, loss, damage, penalty, fine, cost, expense, or other liability, including all court costs and reasonable attorneys' fees incurred in enforcing this indemnity or defending any claim or action, directly or indirectly resulting from or arising out of WOFC's performance of its duties under this Agreement or WOFC's breach of its duties, including without limitation any misrepresentation or breached warranty made by WOFC under this Agreement except to the extent that any claim, action, loss, penalty, time, cost, expense or other liability is caused as a result of WOFC following and complying with the written specific instructions of Company regarding the servicing of the Accounts. The right of indemnification provided hereby shall survive the termination of this Agreement.

                  (b) If any legal proceeding is instituted, or if any claim or demand is made, in respect of which indemnification may be sought from WOFC hereunder, Company shall promptly cause written notice thereof to be given to WOFC. WOFC shall retain at its own expense legal counsel of its choosing who must be reasonably satisfactory to Company who shall also represent Company if WOFC accepts such indemnification request and shall defend against, negotiate, settle or otherwise deal with any such proceeding, claim or demand; provided, however, that Company may participate in any such proceeding with counsel of its choice and at its expense.

                             ARTICLE VIII

                                Default

                  1. Events of Default. It shall be an event of default under this Agreement upon the happening of any of the following events (an "Event of Default"):

                           a. If the Company fails to timely remit to
WOFC the Servicing Compensation or other amounts due under this Agreement which are due and payable and such failure to pay continues for a period of ten days from the date of the mailing or delivery of an invoice from WOFC.

                           b. If any representation or warranty of the
Company in this Agreement is false, incorrect or misleading in any material respect, or if any representation or warranty contained in any reports, documents, certificates or other papers delivered to WOFC from time to time is false, incorrect or misleading in any material respect, and is not cured within thirty days of written notice thereof to the Company.

                           c. If the Company breaches or fails to
perform or observe any obligation or condition to be performed or observed by it under this Agreement in any material respect and such breach or default is not cured within thirty days after WOFC has given the Company written notice demanding that such breach or default be cured;

                           d. If any representation or warranty of WOFC
in this Agreement is false, incorrect or misleading in any material respect, or if any representation or warranty contained in any reports, documents, certificates or other papers delivered to the Company from time to time is false, incorrect or misleading in any material respect and is not cured within thirty days of written notice thereof to WOFC;

                           e. If WOFC breaches or fails to perform or
observe any obligation or condition to be performed or observed by it under this Agreement in any material respect and such breach or default is not cured within thirty days after the Company has given WOFC written notice demanding that such breach or default be cured;

                           f. If WOFC fails, in any material respect, to
perform its obligations under this Agreement in conformance with industry standards applicable to servicing of similar Accounts and such failure is not cured within thirty days after the Company has given WOFC written notice demanding such failure be cured.

                  2. Termination for Cause. Upon the happening of an Event of Default, after the expiration of any opportunity to cure such default, the non-defaulting party may terminate this Agreement by notice in writing to the defaulting party sent by facsimile or certified mail, postage prepaid, or by hand delivery.

                  3. Record Availability. In the event of termination WOFC agrees to make available to the Company such computer records as are reasonably required to effect an orderly conversion to another computer system.

                  4. Limitation on Actions. All legal actions for breach of this Agreement must be commenced within two years of the date upon which the breach becomes known or should have been known, but in no event to exceed the applicable statute of limitations, or be forever barred. Both parties agree that the sole and exclusive remedy for any matter or cause of action related directly or indirectly to any breach of the Agreement or the matters contemplated hereunder shall be a cause of action sounding in contract and with damages limited to actual and direct damages incurred. Neither party shall in any event be liable for any consequential, special, punitive, incidental or indirect damages, including without limitation, loss of profit or goodwill. Except as otherwise provided herein, there are no warranties of merchantability or fitness for a particular purpose.

                              ARTICLE IX

                                 Term

                  This Agreement shall be effective upon the execution and delivery hereof, and shall remain in full force and effect until the maturity of each Account accepted by WOFC for servicing. WOFC may terminate the acceptance of new Accounts on December 31, 1997 unless sooner terminated as provided in the Agreement.

                  Notwithstanding anything to the contrary, the Company may terminate this Agreement at any time without cause. Upon termination of this Agreement by Company without cause and if and when Company elects, in its sole discretion, to terminate WOFC's duties as servicer under this Agreement with respect to any and all Accounts transferred to WOFC by Company for servicing prior to such termination of this Agreement, Company shall pay to WOFC the following amounts:


                          (i) if terminated prior to or on the
first anniversary date of the effective date of this Agreement, the amount of Forty Thousand Dollars ($40,000.00);

                         (ii) if terminated after the first
anniversary date but prior to or on the second anniversary date of this Agreement, the amount of Ten Thousand Dollars
($10,000.00); and

                        (iii) if terminated after the second
anniversary date but prior to or on the third anniversary date of this Agreement, the amount of Five Thousand Dollars
($5,000.00); and

                        (iv) if terminated after the third
anniversary date but prior to the fourth anniversary date of this Agreement, the amount of Five Thousand Dollars ($5,000.00).

                  In the event Company terminates this Agreement without cause, WOFC shall assist Company with any computer system conversion. Company agrees to pay WOFC all of WOFC's reasonable costs associated with such assistance including, but not limited to, reasonable hourly rates of all WOFC personnel and all out-of-pocket expenses incurred by WOFC.

                               ARTICLE X

                          General Provisions

                  1. Confidentiality. All information not generally available to the public with respect to the Company and WOFC shall be kept confidential and shall not be disclosed to third parties or used by the recipient other than for purposes of carrying out its obligations under this Agreement except for disclosures required by law or required to be made to governmental agencies, disclosures to an independent certified public accounting firm auditing the books and records of the party, disclosures to investment banking institution, or disclosures for which both WOFC and the Company have given written consent. This information includes, but is not limited to, customer lists of the Company.

                  2. Continuation of Representations and Warranties. WOFC and Company each acknowledge and agree that the representations and warranties given by each party in this Agreement are to be continuing and shall remain in full force and effect throughout the term of this Agreement and that the breach of any representation and/or warranty shall constitute a breach of this Agreement. WOFC and Company further agree that should any party become aware that it has breached its representations or warranties given by it in this Agreement, it shall give notice to the other party within 10 days of the occurrence of such breach.

                  3. Company's Right of Audit. The Company shall have the right, under this Agreement, after five days written notice to WOFC to reasonably examine and audit, during regular business hours, the books and records of WOFC which concern the transactions covered by this Agreement. The Company agrees to reimburse WOFC for the costs of conducting an audit or reviewing the books and records of WOFC.

                  4. Notices. Any notice to be given under this Agreement shall be made in writing and shall be deemed to have been duly given upon mailing of certified or registered mail, return receipt requested, addressed as set forth below:

                           a. If to WOFC:

                              World Omni Financial Corp.
                              120 N.W. 12th Ave.
                              Deerfield Beach, Florida  33442
                              Attention:  Frank Carstens, Vice President
                              with a copy to Frani DeJaco, Associate
                              Counsel at the above address, and a copy to,
                              Attention:  Mike Phillips
                              World Omni Financial Corp.
                              6150 Omni Park Dr.
                              Mobile, Alabama  36609

                           b. If to Company:
                              National Auto Finance Corporation
                              621 N.W. 53rd Street, Suite 320
                              Boca Raton, Florida  33487
                              Attention: Roy Tipton, Executive Vice President with a copy to Stacy McMillen at the above address

                  5. CONTROLLING LAW.  THIS AGREEMENT AND ALL
QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT, SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND
ENFORCED IN ACCORDANCE WITH THE

LAWS OF THE STATE OF FLORIDA NOTWITHSTANDING ANY FLORIDA OR OTHER
CHOICE-OF-LAW RULES TO THE CONTRARY.

                  The parties agree to the application of Florida law

because Florida is the location of WOFC's executive and administrative offices and such application allows for the uniform application of law to WOFC's contracts.

                  6. Indulgence Not Waivers. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege with respect to any occurrence will be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  7. Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason other or others of them may be invalid or unenforceable in whole or in part.

                  8. Assignment. Without Company's consent, WOFC may assign its rights and/or obligations under this Agreement to a parent, subsidiary or affiliate of WOFC provided WOFC shall not be released from this Agreement by virtue of said assignment. WOFC shall notify the Company of any such assignment at least thirty (30) days prior to the effective date of such assignment. Without WOFC's consent, Company may assign all or any part of its rights and/or obligations under this Agreement to a financial institution or trust assisting in the securitization of the Accounts, provided Company shall not be released from this Agreement by virtue of such assignment. Except as set forth in this paragraph 8, neither party may assign this Agreement or its rights hereunder without the prior written consent of the other party.

                  9. Independent Contractor. WOFC undertakes to service the Accounts and to otherwise perform and carry out the duties, responsibilities and obligations to be performed and carried out by it under this Agreement as an independent contractor, and nothing herein shall be construed so as to create any partnership, joint venture or other relationship with the Company.

                  10. No Third-Party Beneficiaries. This Agreement is for the benefit of, is binding upon and may only be enforced by the parties hereto and their respective successors and permitted assigns, and is not for the benefit of any other person or entity and may not be enforced by such third party, including but not limited to those who obtain interests in or related to the Accounts.

                  11. Attorneys' Fees. Each party shall be responsible for its own attorney fees associated with the preparation and enforcement of this Agreement.

                  12. Entire Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, express or implied, oral or written, except as expressly herein contained. This agreement may not be modified or amended other than by an agreement in writing executed by an authorized representative of each party at a contemporaneous or subsequent date.

                  13. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                  14. Cooperation. At any time and from time to time on and after the date of execution of this Agreement (a)
WOFC shall at the request of the Company execute and deliver or cause to be executed and delivered all such documents and take or cause to be taken all such other actions, as the Company may reasonably deem necessary in order to carry out the terms and provisions of this Agreement; and (b) the Company shall, at the request of WOFC, execute and deliver or cause to be executed and delivered such further instruments and take or cause to be taken such further actions as WOFC may reasonably deem necessary to carry out the terms and provisions of this Agreement.

                  15. Force Majeure. Neither party shall be liable to the other, or held in breach of this Agreement if prevented, hindered, or delayed in performance or observance of any provision contained herein by reason of acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental action or judicial order, earthquakes, fires, floods, or other similar cause, provided, however if WOFC is prevented from performing under this Agreement for a period in excess of ninety (90) days due to such cause, the Company may, in its sole discretion terminate this Agreement and WOFC shall cooperate, to the extent possible, given the nature of the cause for non-performance, in an orderly transition.


                  16. Usage of Terms. With respect to all terms in the Agreement the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by the Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

                  17. No Jury Trial. Both parties to this Agreement waive any and all right to a trial by jury in any action or proceeding brought or commenced by either party which is directly or indirectly related to this Agreement.

                  18. Non Exclusivity. Nothing herein shall be construed so as to restrict either party from performing the same type or similar services or entering into the same type or similar agreements with any other company or organization.

                  19. Survival of Covenants, Representations and
Warranties. The representations, warranties and covenants set forth herein shall survive the termination of this Agreement.

                  20. Arbitration. At its option, either the Company or WOFC may require that any claim or dispute arising under or related to the terms of this Agreement, whether in law or in equity, shall be submitted to arbitration in accordance with the rules of the American Arbitration

Association then prevailing in the capital city of the state governing this Agreement.

                  Executed this ___ day of _____

                                          WORLD OMNI FINANCIAL CORP.

                                          By:__________________________

                                          Its:__________________________

                                          NATIONAL AUTO FINANCE
                                          CORPORATION, General Partner,
                                          on behalf of National Auto
                                          Finance Company L.P.


                                          By:__________________________

                                          Its:_________________________